Exhibit 99.1
GoHealth Reports First Quarter 2023 Results
CHICAGO, May 8, 2023 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three months ended March 31, 2023.

First quarter 2023 Trailing Twelve Months (“TTM”) positive cash flow from operations of $26.9 million compared to TTM negative cash flow from operations of $275.7 million in the prior year period.
First quarter 2023 net loss of $22.5 million compared to net loss of $37.2 million in the prior year period.
First quarter 2023 net revenue of $183.2 million and Adjusted EBITDA[1] of $28.8 million compared to net revenue of $270.6 million and Adjusted EBITDA[1] of $11.1 million in the prior year period.
First quarter 2023 Submissions of 213,645. Demand for our services remains robust, and we continue to invest in technology to enhance our value proposition.
By remaining consumer-centered and health plan agnostic, GoHealth was ranked a top ten most trustworthy company in America 2023 by Newsweek in healthcare and life sciences.
Full Year 2023 Guidance

The Company reiterates its full year 2023 outlook, and expects total net revenue of $750 - $850 million and Adjusted EBITDA[1] of $100 - $140 million, both excluding non-Encompass BPO Services.[2] The Company also expects positive cash flow from operations of $75 - $115 million.

“Our strong first quarter results are attributable to our shift to Encompass, leveraging our proprietary technology, driving operational efficiencies and our unwavering focus on the consumer experience,” said Vijay Kotte, CEO of GoHealth.

Kotte continued, “At GoHealth, we are consumer-centered and health plan agnostic, which has helped us establish a loyal consumer base. The Encompass platform utilizes our proprietary PlanFit technology, built on millions of consumer interactions, and leverages that data via machine learning to create a customized purchasing experience that results in a thorough and comprehensive understanding of our consumers’ Medicare insurance needs. Our commitment to providing high-quality options and exceptional service has made us the trusted partner of both consumers and health plans.”

“I’m pleased to say that we are reaffirming guidance based on our strong first quarter results. Our operating performance has allowed us to realize a 160% improvement in our first quarter Adjusted EBITDA[1] year over year, paired with positive cash flow from operations,” said Jason Schulz, CFO at GoHealth.

The Company made the strategic decision to exit its non-Encompass BPO Services2 to focus on its core business. We expect that the financial benefit of this change will begin to flow through the Company’s results in the second quarter of 2023, while the exit is expected to be complete in the third quarter of 2023. In the first quarter of 2023, non-Encompass BPO Services2 contributed $6.8 million of net revenue with a gross margin of $1.4 million. First quarter net revenue excluding non-Encompass BPO Services2 revenue of $6.8 million was $176.4 million, and Adjusted EBITDA1 excluding non-Encompass BPO Services3 gross margin of $1.4 million was $27.4 million.3
During the first quarter of 2023, the Company reorganized its operations from four operating and reportable segments to one operating and reportable segment. The change reflects how the Company’s chief operating decision maker (“CODM”) evaluates the Company’s operating and financial performance on a consolidated basis and is consistent with changes made to the Company’s internal reporting structure. Additionally, the single operating segment aligns with the Company’s shift in focus towards Medicare products. Operating segments are identified as components of an enterprise about which separate discrete financial information is available and reviewed regularly by the CODM. The Company’s CODM is its chief executive officer who reviews financial information together with certain operating metrics principally to make decisions about how to allocate resources and to measure the Company’s performance. All prior period comparative segment information was recast to reflect the current single operating segment in accordance with Accounting Standards Codification 280, Segment Reporting.

Conference Call Details

The Company will host a conference call today, Monday, May 8, 2023 at 8:00 a.m. (ET) to discuss its financial results. Participants can pre-register for the conference call at the following link: https://register.vevent.com/register/BIb4ba329d46994a619bd7c09b26edaff5. A live audio webcast of the conference call will be available via GoHealth's Investor Relations website. A replay of the call will be available via webcast on GoHealth’s Investor Relations website for on-demand listening shortly after the completion of the call.

About GoHealth, Inc.
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for consumers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and health plan partner that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Non-Encompass BPO Services are those services in which we dedicate certain agents to specific health plan partners and agencies, outside of the Encompass Solution.
(3)Net revenue excluding non-Encompass BPO Services revenue and Adjusted EBITDA excluding non-Encompass BPO Services gross margin are non-GAAP measures. For a reconciliation to the most comparable GAAP measure, please see table provided below.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (“the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, level of cash flow, future capital expenditures and debt service obligations are forward-looking statements.

In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “aim,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “likely,” “future,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but are not limited to, the following: the marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws, regulations and guidelines; our operating results have been, and may continue to be, adversely impacted by factors that impact our estimate of LTV; our gradual expansion of the Encompass Solution may not be as successful as we expect; our business may be harmed if we lose our relationships with health plans or if our relationships with health plans change; health plans may reduce the commissions paid to us and change their underwriting practices in ways that reduce the number of, or impact the renewal or approval rates of, insurance policies sold through our platform; our management identified a material weakness in our internal controls over financial reporting, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements; we currently depend on a small group of health plans for a substantial portion of our revenue; information technology system failures could interrupt our operations; factors that impact our estimate of LTV (as defined below); we may lose key employees or fail to attract qualified employees; our failure to grow our customer base or retain our existing customers; we may not realize the benefits we expect from our strategic cash flow optimization and other cash management initiatives; our ability to sell Medicare-related health insurance plans is largely dependent on our licensed health insurance agents; operating and growing our business may require additional capital; and the Founders and Centerbridge have significant influence over us, including control over decisions that require the approval of stockholders.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in our 2022 Annual Report on Form 10-K, our forthcoming Quarterly Report on Form 10-Q for the first quarter ended March 31, 2023, and our other filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.

Additional non-GAAP financial measures, including net revenue excluding the Lookback Adjustments, Adjusted EBITDA excluding the Lookback Adjustments, net revenue excluding both the non-Encompass BPO services revenue and the Lookback Adjustments and Adjusted EBITDA excluding both the non-Encompass BPO Services gross margin and the Lookback Adjustments, are also discussed in this press release. The Lookback Adjustments are revenue adjustments that represent changes in estimates relating to performance obligations satisfied in prior periods and relate to the fiscal years 2021 and prior.

Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. Adjusted EBITDA is used as a basis for certain compensation programs sponsored by the Company. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA, Adjusted EBITDA, net revenue excluding the Lookback Adjustments, Adjusted EBITDA excluding the Lookback Adjustments, net revenue excluding both the non-Encompass BPO Services revenue and the Lookback Adjustments, and Adjusted EBITDA excluding both the non-Encompass BPO Services gross margin and the Lookback Adjustments to its most directly comparable GAAP financial measure, net revenue or net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

The Company is unable to provide a full reconciliation of guidance for Adjusted EBITDA and Adjusted EBITDA excluding non-Encompass BPO Services gross margin without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company’s routine activities. This information is dependent upon future events, which may be outside of the Company’s control and could have a significant impact on its GAAP financial results for fiscal 2023.
Glossary
•“EBITDA” represents net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense.
•“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.

•“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.

•“Cost of Submission” refers to the aggregate cost to convert prospects into Submissions during a particular period. Cost of Submission is comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense and such expenses related to non-Encompass BPO Services.

•“Cost per Submission” refers to (x) the aggregate cost to convert prospects into Submissions for a particular period (comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense and such expenses related to non-Encompass BPO Services) divided by (y) either (i) a completed application with our licensed agent that is submitted to the insurance health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass marketplace during the indicated period.

•“Gross margin” refers to net revenue divided by revenue share, marketing and advertising expenses and customer care and enrollment expenses.

•“LTV” refers to the Lifetime Value of Commissions, which we define as aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan mix and expected policy persistency with applied constraints.

•“Non-Encompass BPO Services” refer to programs in which GoHealth-employed agents are dedicated to certain health plans and agencies we partner with outside of the Encompass model.

•“Sales per Submission” refers to (x) the combination sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) Encompass revenue, and (iii) partner marketing and enrollment services, divided by (y) the number of Submissions for such period.

•“Sales/Cost of Submission” refers to (x) the sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) Encompass revenue, and (iii) partner marketing and enrollment services, divided by (y) the aggregate cost to convert prospects into Submissions (comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense) for such period. Sales and Cost of Submission exclude amounts related to non-Encompass BPO Services.

•“Submission” refers to either (i) a completed application with our licensed agent that is submitted to the insurance health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass marketplace during the indicated period.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

	Three months ended Mar. 31, 2023		Three months ended Mar. 31, 2022
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$183,158	100.0%	$270,593	100.0%	$(87,435)	(32.3)%
Operating expenses:
Revenue share	45,462	24.8%	67,923	25.1%	(22,461)	(33.1)%
Marketing and advertising	45,743	25.0%	84,033	31.1%	(38,290)	(45.6)%
Customer care and enrollment	42,027	22.9%	78,455	29.0%	(36,428)	(46.4)%
Technology	9,543	5.2%	12,759	4.7%	(3,216)	(25.2)%
General and administrative	22,618	12.3%	29,217	10.8%	(6,599)	(22.6)%
Amortization of intangible assets	23,514	12.8%	23,514	8.7%	—	—%
Total operating expenses	188,907	103.1%	295,901	109.4%	(106,994)	(36.2)%
Income (loss) from operations	(5,749)	(3.1)%	(25,308)	(9.4)%	19,559	(77.3)%
Interest expense	16,891	9.2%	11,398	4.2%	5,493	48.2%
Other (income) expense, net	(53)	—%	63	—%	(116)	(184.1)%
Income (loss) before income taxes	(22,587)	(12.3)%	(36,769)	(13.6)%	14,182	(38.6)%
Income tax (benefit) expense	(44)	—%	472	0.2%	(516)	(109.3)%
Net income (loss)	$(22,543)	(12.3)%	$(37,241)	(13.8)%	$14,698	(39.5)%
Net income (loss) attributable to noncontrolling interests	(13,364)	(7.3)%	(23,758)	(8.8)%	10,394	(43.7)%
Net income (loss) attributable to GoHealth, Inc.	$(9,179)	(5.0)%	$(13,483)	(5.0)%	$4,304	(31.9)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(1.12)		$(1.74)
Weighted-average shares of Class A common stock outstanding — basic and diluted	8,965		7,747
Non-GAAP financial measures:
EBITDA	$20,571		$577
Adjusted EBITDA	$28,778		$11,073
Adjusted EBITDA margin	15.7%		4.1%
_________________________
N/M = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

	Three months ended Mar. 31,
(in thousands)	2023	2022
Net revenues	$183,158	$270,593
Net income (loss)	(22,543)	(37,241)
Interest expense	16,891	11,398
Income tax expense (benefit)	(44)	472
Depreciation and amortization expense	26,267	25,948
EBITDA	20,571	577
Share-based compensation expense (1)	6,584	5,155
Legal fees (2)	1,623	—
Professional services (3)	—	3,950
Severance costs (4)	—	1,391
Adjusted EBITDA	$28,778	$11,073
Adjusted EBITDA margin	15.7%	4.1%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards, as well share-based compensation expense relating to liability classified awards that will be settled in cash.
(2)Represents non-routine legal fees unrelated to our core operations.
(3)Represents costs associated with non-recurring consulting fees and other professional services.
(4)Represents costs associated with the termination of employment and associated fees unrelated to restructuring activities.

The following table summarizes net revenues and Adjusted EBITDA excluding the Lookback Adjustments and non-Encompass BPO Services for the periods indicated (unaudited):

	Three months ended Mar. 31,
(in thousands)	2023	2022
Net revenues	$183,158	$270,593
Lookback Adjustments reported during the indicated periods[1]	—	2,318
Net revenue excluding Lookback Adjustments	183,158	272,911
Exit of non-Encompass BPO Services	(6,794)	(34,937)
Net revenues excluding Lookback Adjustments and non-Encompass BPO Services	176,364	237,974

Adjusted EBITDA	$28,778	$11,073
Lookback Adjustments reported during the indicated periods[1]	—	1,661
Adjusted EBITDA excluding Lookback Adjustments	28,778	12,734
Exit of non-Encompass BPO Services	(1,402)	(7,190)
Adjusted EBITDA excluding Lookback Adjustments and non-Encompass BPO Services	$27,376	$5,544
Adjusted EBITDA margin excluding Lookback Adjustments and non-Encompass BPO Services	15.5%	2.3%
_________________________
(1)Excludes the impact of Lookback Adjustments on non-Encompass BPO Services

The table below depicts the disaggregation of revenue and is consistent with how the Company evaluates its financial performance (unaudited)

	Three months ended Mar. 31,
(in thousands)	2023	2022
Medicare Revenue
Agency Revenue
Commission Revenue	$97,531	$191,693
Partner Marketing Revenue	27,124	34,026
Total Agency Revenue	124,655	225,719
Non-Agency Revenue	44,972	5,752
Total Medicare Revenue	169,627	231,471
Other Revenue
Non-Encompass BPO Revenue	6,794	34,937
Other Revenue	6,737	4,185
Total Other Revenue	13,531	39,122
Total Net Revenue	$183,158	$270,593

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

	Three months ended Mar. 31,
(in thousands)	2023	2022
Marketing and advertising	$66	$441
Customer care and enrollment	604	631
Technology	767	982
General and administrative	5,147	3,101
Total share-based compensation expense	$6,584	$5,155

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Mar. 31, 2023	Dec. 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,325	$16,464
Accounts receivable, net of allowance for doubtful accounts of $534 in 2023 and $89 in 2022	26,181	4,703
Commissions receivable - current	292,943	335,796
Prepaid expense and other current assets	24,012	57,593
Total current assets	375,461	414,556
Commissions receivable - non-current	643,861	695,637
Operating lease ROU asset	20,375	21,483
Other long-term assets	1,781	1,721
Property, equipment, and capitalized software, net	24,879	25,282
Intangible assets, net	477,097	500,611
Total assets	$1,543,454	$1,659,290
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,409	$15,148
Accrued liabilities	30,979	53,334
Commissions payable - current	103,016	122,023
Short-term operating lease liability	7,318	8,974
Deferred revenue	25,677	50,594
Current portion of long-term debt	19,289	5,270
Other current liabilities	12,122	10,112
Total current liabilities	209,810	265,455
Non-current liabilities:
Commissions payable - non-current	226,419	253,118
Long-term operating lease liability	36,738	38,367
Long-term debt, net of current portion	490,214	504,810
Other non-current liabilities	7,672	5,839
Total non-current liabilities	761,043	802,134
Commitments and Contingencies
Series A redeemable convertible preferred stock — $0.0001 par value; 50 shares authorized; 50 shares issued and outstanding at March 31, 2023 and December 31, 2022. Liquidation preference of $50.9 million at March 31, 2023 and December 31, 2022.	49,302	49,302
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 9,002 and 8,963 shares issued; 8,982 and 8,950 shares outstanding at March 31, 2023 and December 31, 2022, respectively.	1	1
Class B common stock – $0.0001 par value; 616,257 and 616,259 shares authorized; 13,053 and 13,054 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	1	1
Preferred stock – $0.0001 par value; 20,000 shares authorized (including 50 shares of Series A redeemable convertible preferred stock authorized and 200 shares of Series A-1 convertible preferred stock authorized); 50 shares issued and outstanding at March 31, 2023 and December 31, 2022.	—	—
Series A-1 convertible preferred stock— $0.0001 par value; 200 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021.	—	—
Treasury stock – at cost; 19 and 13 shares of Class A common stock at March 31, 2023 and December 31, 2022, respectively.	(459)	(345)
Additional paid-in capital	630,316	626,269
Accumulated other comprehensive income (loss)	(142)	(144)
Accumulated deficit	(366,202)	(357,023)
Total stockholders’ equity attributable to GoHealth, Inc.	263,515	268,759
Non-controlling interests	259,784	273,640
Total stockholders’ equity	523,299	542,399
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,543,454	$1,659,290

The following table sets forth the net cash provided by (used in) operating activities for the periods presented (unaudited):

Net cash provided by (used in) operating activities	Quarter ended March 31,		Trailing Twelve Months ended March 31,
	2023	2022	2023	2022
	$20,479	$54,486	$26,897	$(275,722)

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. Below are the most relevant business and operating metrics, besides EBITDA and Adjusted EBITDA, for our single operating and reportable segment.

The following table presents the number of Submissions for the periods presented (unaudited):

Submissions	Three months ended Mar. 31,
	2023	2022	Change	% Change
	213,645	260,666	(47,021)	(18)%

The following table presents the Sales Per Submission for the period presented (unaudited):

Sales Per Submission	Three months ended Mar. 31,
	2023	2022	$ Change	% Change
	$794	$897	$(103)	(11)%

The following are our Sales/Cost of Submission, Cost of Submission (in thousands) and Cost Per Submission for the three months ended March 31, 2023 and 2022 (unaudited):

	Three months ended Mar. 31,
	2023	2022
Sales/Cost of Submission	1.3	1.2
Cost of Submission	$126,402	$201,027
Cost Per Submission	$592	$771